UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2020

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, NC 27604
(Address of principal executive offices) (Zip Code)
919-872-4924
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.01 par value, of Highwoods Properties, Inc.	HIW	New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreement.

On August 13, 2020, Highwoods Realty Limited Partnership (the “Operating Partnership”), the limited partnership through which Highwoods Properties, Inc. (the “Company”) conducts its operations, completed a public offering of $400,000,000 aggregate principal amount of the Operating Partnership’s 2.600% Notes due February 1, 2031 (the "Notes"). The terms of the Notes are governed by an indenture, dated as of December 1, 1996, among the Operating Partnership, the Company, and U.S. Bank National Association (as successor in interest to Wachovia Bank, N.A. as merged with and into First Union National Bank of North Carolina), as trustee, and an officers’ certificate, dated as of August 13, 2020, establishing the terms of the Notes.

The Notes will bear interest at the rate of 2.600% per year and will mature on February 1, 2031. Interest on the Notes will accrue from August 13, 2020 and will be payable in U.S. dollars semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 2021.

The Notes were issued pursuant to the Operating Partnership’s automatic shelf registration statement on Form S-3 (Registration No. 333-236249-01), including the related prospectus dated February 4, 2020, and a prospectus supplement dated July 30, 2020, as the same may be amended or supplemented.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 8.01.	Other Events.

On August 13, 2020, the Company announced the early tender results and pricing for its previously announced tender offer (the “Offer”) to purchase for cash up to an aggregate principal amount of $150,000,000 (the “Tender Cap”) of the Operating Partnership’s outstanding 3.20% Notes due 2021 (the “2021 Notes”). The Offer is being made exclusively pursuant to an offer to purchase, dated July 30, 2020 (the “Offer to Purchase”), which sets forth the terms and conditions of the Offer.

As of 5:00 p.m., New York City Time, on August 12, 2020 (the “Early Tender Deadline”), $222,588,000 aggregate principal amount of the 2021 Notes had been validly tendered and not validly withdrawn in the Offer. Since the Offer for the 2021 Notes was fully subscribed as of the Early Tender Deadline, the Operating Partnership will not accept for purchase any 2021 Notes validly tendered after the Early Tender Deadline.

Because the aggregate principal amount of the 2021 Notes validly tendered and not validly withdrawn exceeds the Tender Cap, the Operating Partnership will not accept for purchase all of the 2021 Notes that have been validly tendered and not validly withdrawn and will only accept for purchase the amount of 2021 Notes equal to the Tender Cap. Accordingly, the 2021 Notes validly tendered and not validly withdrawn will be subject to proration. The Operating Partnership will use a proration rate of approximately 67% for the 2021 Notes. The 2021 Notes tendered by a holder will be multiplied by the proration rate and then rounded down to the nearest $1,000 increment.

Notwithstanding the Operating Partnership’s exercise of its early acceptance rights, the Offer will remain open until 12:00 midnight, New York City time, at the end of August 26, 2020, subject to the terms and conditions set forth in the Offer to Purchase.

Copies of the press releases, each dated August 13, 2020, announcing the early results of the Offer and the pricing of the Offer are attached as Exhibits 99.1 and 99.2, respectively, hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

No.    Description

4.1	Form of 2.600% Notes due February 1, 2031

4.2	Officers’ Certificate Establishing the Terms of the Notes, dated August 13, 2020

5	Opinion of DLA Piper LLP (US) re legality

8	Opinion of Vinson & Elkins LLP re tax matters

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5)

23.2	Consent of Vinson & Elkins LLP (included in Exhibit 8)

99.1	Press release, dated August 13, 2020

99.2	Press release, dated August 13, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

Dated: August 13, 2020